AMENDED OPERATION AGREEMENT
                           ---------------------------


         THIS AMENDED OPERATION AGREEMENT (this "Agreement") is entered into as of the 22nd day December, 1998, by and between DISTRIBUTION MANAGEMENT SERVICES, INC., a Florida corporation, whose address is 1680 N.E. 135th Street, Suite 103 East, North Miami, Florida 33181 ("DISTRIBUTION") and PEERLESS DADE, INC. d/b/a DADE RECYCLING AND DISPOSAL, a Florida corporation, whose address is 15490 NW 97th Avenue, Miami, Florida 33016 ("DADE").

                                    RECITALS

         A. DISTRIBUTION is the owner of that certain real property and improvements located at 2000 North Miami Avenue, Miami, Florida (the "Property");

         B. DISTRIBUTION and Dade Recycling Services, Inc. entered into an Operation Agreement on August 27, 1998. DADE has purchased the assets of Dade Recycling Services, Inc., including the aforementioned "Operation Agreement". All of Dade Recycling Services, Inc.'s rights under the Operating Agreement have been assigned to DADE. The parties desire to enter into this Amended Operation Agreement to modify and amend the terms and conditions of the original Operation Agreement.

         C. DISTRIBUTION is finalizing construction of certain improvements thereon and the installation of certain fixtures at the Property necessary to operate a recycling center and construction and demolition debris transfer station thereon (the "Center") pursuant to the terms and conditions of the various use, environmental and other necessary permits required by the federal, state, county and city environmental and governmental agencies ("Operation Permits"), a list of which is attached hereto as Exhibit "A";

         D. DISTRIBUTION has all necessary Operating Permits with the exception of a certificate of use and occupancy from the City of Miami (the "Use Permit");

         E. DISTRIBUTION anticipates that the construction of the improvements will be completed on or about December 22, 1998 and that it will receive a certificate of use and occupancy from the City of Miami shortly thereafter;

         F. DISTRIBUTION does not have the funds required to complete the Use Permit process and/or complete remaining improvements and requires financial assistance from DADE;

         G. DADE has agreed to provide DISTRIBUTION up to $75,000 for the purpose of obtaining the Use Permit and/or completing the remaining improvements;

         H. DADE has experience in the operation of a recycling center and construction and demolition debris landfill and possesses all necessary machinery, equipment and employees required to operate the same;


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         I. DISTRIBUTION desires that DADE operate the Center pursuant to the terms and conditions specifically forth herein;

         J. DADE desires to operate the Center pursuant to the terms and conditions specifically set forth herein;

         NOW THEREFORE, in consideration of the sum of $10.00 and other good and valuable consideration, the parties hereto agree as follows:

         1. Recitals. The above recitals are true and correct and are incorporated herein by reference.

         2. Use Permit Funding. DADE shall advance up to $75,000 to DISTRIBUTION to be used exclusively to obtain the Use Permit from the City of Miami and to complete any additional work required for operation of the Center. DADE shall pre-approve all work, invoices and payments related to the use of the $75,000. DADE shall be reimbursed for the money advanced by retaining 50% of DISTRIBUTION'S share of the Gross Amount Collected as described in Paragraph 7 until the advanced amount is reimbursed in full. Interest will accrue at a rate of 7% on the unpaid balance until paid in full. In the event that DADE terminates this Agreement in accordance with the terms hereof and the money advanced and interest accrued has not been reimbursed in full, then DISTRIBUTION shall reimburse DADE the unpaid principal and accrued interest within thirty
(30) days of DADE'S termination of the Agreement.

         3. Commencement Date. Within ten (10) days of the issuance of the Use Permit and completion of any remaining work, DADE agrees to commence operation of the Center (the "Commencement Date"). In the event the Use Permit or any other Permit required to operate the Center is not received within 90 days of the execution hereof, DADE may terminate this Agreement by providing DISTRIBUTION with a written termination notice. In the event of termination, DISTRIBUTION shall reimburse DADE for all costs expended in the Use Permit process.

         4. Day to Day Operations. DADE shall operate the Center on a day to day basis using commercially reasonable efforts to maximize the business operations at the Center. In connection with its duties hereunder, DADE shall provide all equipment necessary to operate the Center to the extent allowed under the Permits. DISTRIBUTION shall not have the right to participate in the day to day operations of the Center, as parties hereto agree that DADE is experienced in this area and is being hired as such. For example, but without limitation, DADE shall have the right, without any input or consent of DISTRIBUTION, to establish prices, set a budget, hire and fire employees, collect accounts receivables, including filing suit on behalf of the Center when necessary to collect the same; establish operating hours, contract for services with third parties and establish bank accounts; and DADE may deem necessary in its sole discretion. DADE shall not use the Center as a storage facility and all materials shall be moved in and out of the Center on a daily basis in compliance with the Permits, as defined in Section 6 below.

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



         5. Employees. DADE shall be responsible for hiring and firing all employees necessary to operate the Center. The employees shall be employees of DADE and not employees of the Center or DISTRIBUTION. Dade shall be responsible for the payment of local, state and federal taxes required for such employees.

          6. Permits. DISTRIBUTION shall be responsible for obtaining and maintaining all of the Permits for the Center. DADE agrees to operate the Center in compliance with terms of the Permits as they are currently in effect and all applicable federal, state and local laws, rules and regulations. DADE agrees to post any bonds, letters of credit or financial security required under the Permits for and on behalf of DISTRIBUTION. In the event the Permits are modified from time to time and any such modification necessitates capital improvements made to the Center, DISTRIBUTION shall be responsible for completing and paying all costs related to the same. DADE shall be responsible for equipment related modifications necessary to comply with the Permits.

         7. Distribution of Revenue. As the owner of the Center, DISTRIBUTION shall receive the following sums generated from the operation of the Center:

                    (a) For each cubic yard from 0 to 450 cubic yards received at the Center per operating day, 6% of the Gross Amount Collected therefrom.

                    (b) For each cubic yard in excess of 450 cubic yards received at the Center per operating day, 10% of the Gross Amount collected therefrom.

The term "Gross Amount Collected" shall mean the amount charged and collected per cubic yard of construction and demolition debris less any applicable local, state or federal sales taxes due thereon, if any.

DADE shall calculate the Gross Amount Collected on a monthly calendar basis which shall run from the first of each month until the end of each month and shall remit all sums due to DISTRIBUTION by the 10th day of the following month. DISTRIBUTION shall have the right to review the books and records for the operation of the Center as it may deem necessary from time to time during regular business hours, to confirm the proper calculation of the Gross Amount Collected.

         8. Operating Expenses. DADE is responsible for paying all expenses associated with the day to day operations of the Center which shall include but not be limited to, utility charges such as electricity, water, phone service, maintenance of the equipment, maintenance of the Property, employee costs and expenses, advertising, accounting and bookkeeping fees. DISTRIBUTION shall be responsible for all mortgage payments on the Property, real property taxes, any permit or license fees, and any capital improvements required to be performed at the Center. DADE will maintain General Liability and Property Damage insurance on DISTRIBUTION's buildings and improvements in the amount of one million dollars ($1,000,000) per occurrence. DISTRIBUTION shall be named as an additional insured.


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



         9. Term. The term of this Agreement shall be for a period of five (5) years, however, DADE shall have the sole right and discretion to terminate this Agreement after the first six (6) months by providing a written termination notice to DISTRIBUTION regarding the same. This Agreement shall automatically renew for four (4) successive terms of one (1) year each, if, prior to the expiration of any given Term, DADE fails to provide DISTRIBUTION with written notice of its intent not to renew this Agreement sixty (60) days prior to the expiration of the then current term. It is further agreed that DADE may, in its sole and absolute discretion, terminate this Agreement at any time after the initial one (1) year term, by providing written notice to DISTRIBUTION at least six (6) months prior to the intended termination date.

         10. Option to Purchase. For and in consideration of the terms and conditions of this Agreement, DADE shall have the exclusive right and option, during the term of this Agreement, to purchase the Property and Center from DISTRIBUTION.

                    (a) In the event DADE exercises its option to purchase the Property and Center, DISTRIBUTION agrees to sell to DADE and DADE agrees to purchase the Property and Center for the purchase price as hereunder set forth:

                   Year 1 - If the option to purchase is exercised during the first year of this Agreement, DADE shall pay DISTRIBUTION one hundred fifteen percent (115%) of DISTRIBUTION'S investment m the Property and Center as set forth in Exhibit "B" hereto.

                   Year 2 - if the option to purchase is exercised during the second year of this Agreement, DADE shall pay DISTRIBUTION one hundred thirty percent (130%) of DISTRIBUTION'S investment in the Property and Center as set forth in Exhibit "B" hereto.

                   Year 3 - If the option to purchase is exercised during the third year of this Agreement, DADE shall pay DISTRIBUTION one hundred forty five percent (145%) of DISTRIBUTION'S investment in the Property and Center as set forth in Exhibit "B" hereto.

                   Year 4 - If the option to purchase is exercised during the fourth year of this Agreement, DADE shall pay DISTRIBUTION one hundred sixty percent (160%) of DISTRIBUTION'S investment in the Property and Center as set forth in Exhibit "B" hereto.

                   Year 5 - if the option to purchase is exercised during the fifth year of this Agreement, DADE shall pay DISTRIBUTION one hundred seventy five percent (175%) of DISTRIBUTION'S investment in the Property and Center as in Exhibit "B" hereto.

         The $75,000, or any portion thereof, advanced to DISTRIBUTION to obtain the Use Permit or complete the additional work and not reimbursed from DISTRIBUTION'S

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



          share of the Gross Amount Collected as described in Paragraph 7 shall be applied toward the purchase price as set forth above.

                    (b) DADE must communicate to DISTRIBUTION, in writing, its intention to exercise the Option by executing and delivering to DISTRIBUTION an executed contract of sale. After delivery of the executed contract of sale, DISTRIBUTION must execute that contract of sale within ten (10) days of receipt. The closing of the transaction shall occur within thirty (30) days after execution of the contract of sale. DADE may assign this option and all rights under this option to purchase on condition that (1) the assignee assumes in writing all of DADE's obligations under the option, and (2) DISTRIBUTION gives prior written consent to the assignment.

         11. Right of Offset. During the term of this Agreement, DISTRIBUTION will provide Dade with prompt written notice of any default or non-payment of its obligations under any promissory note secured by a mortgage, lien or other security interest ("Mortgage") on the Property, or any lien placed upon the Property by any federal, state or local taxing or regulatory authority. DADE shall have the right, but not the obligation, to pay any delinquent Mortgage payments, ad valorem or other property taxes, and shall be entitled to an offset or credit against DISTRIBUTION'S share of the Gross Amount Collected, as described in Paragraph 7, for any payments by DADE. DISTRIBUTION shall advise any Mortgage holder of the requirements of this provision and request that notice of any delinquency or default be simultaneously transmitted to DADE. The parties agree and understand that a notice of DADE'S option to purchase, as set forth in Paragraph 10, may be recorded in the official records of Dade County, Florida. DADE agrees to record only the option to purchase.

         12. Non-Exclusivity and Covenant Not to Compete. DISTRIBUTION acknowledges that DADE is in the business of operating similar centers throughout Florida and by execution hereof acknowledges that this Agreement shall not be exclusive to DADE and DADE may operate similar centers or facilities. During the term of this Agreement, DISTRIBUTION further agrees that it will not, directly or indirectly, own, permit, operate and any other way participate in the ownership or management of a solid waste or construction and demolition debris transfer station, recycling center, materials recovery facility or landfill within Dade County. The term "indirectly", as used above, includes, but is not limited to, holding any direct or indirect participation in any solid waste or construction and demolition debris landfill, recycling facility, transfer station or materials recovery facility as an owner, partner, limited partner, joint venturer, shareholder or director. The covenant not to compete shall apply to DISTRIBUTION and any current or future parent, subsidiary or affiliated company.

         13. Public Offering. DISTRIBUTION has caused a 501 statement to be filed with the United States Securities and Exchange Commission and is proceeding towards having its common stock registered in the over the counter market and ultimately on the NASDAQ stock exchange. DADE shall have the option to merge, consolidate or otherwise become a part of DISTRIBUTION as a public company upon terms and conditions mutually agreed upon between DADE and DISTRIBUTION.

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



         14 Governing Law/Venue. This Agreement shall be governed by and construed in accordance of the laws of the State of Florida. The forum for any legal action arising hereunder shall be in Miami-Dade County, Florida.

         15. Attorney Fees and Costs. In the even a dispute arises hereunder, the prevailing party shall have the right to collect its reasonable attorney's fees and costs incurred in connection with such dispute, whether in pretrial, trial, on appeal or in bankruptcy, from the non-prevailing party.

         16. Force Majeure. In the event an act of God, a strike, governmental action or other significant work stoppage, beyond the control of DADE, occurs which prevents DADE from performing its duties hereunder, DADE shall be excused from performing its duties herein for as long as practically possible after the occurrence of the same or until the end of the same unless such happening shall be directly caused by DADE's failure to comply with the Permits.

         17. Confidentiality. Neither of the parties hereto shall disclose any of the provisions of this Agreement to any third party, including but not limited to, competitors of either DADE or DISTRIBUTION and employees of such competitors, except as may be required by law or to their respective attorney. In addition, this Agreement may not be recorded or filed for record in any public records or with any public body, except as may be required by law or as provided in Paragraph 11 hereof.

         18. Ageement Binding. The terms and conditions of this Agreement shall be binding upon the successors and assigns of the parties hereto.

         19. Survival. Termination of this Agreement shall not affect the rights or obligations of the parties which arose prior to the termination.

         20. Notices. All notices required hereunder shall be delivered to each of the parties hereto at the address first written above by certified, U.S. Mail, return receipt requested or by a recognized overnight courier service. A copy of all notices sent to DADE shall also be sent to G. Stephen Manning, Esq., 9471 Baymeadows Road, Suite 104, Jacksonville, Florida 32255.

         21. No Joint Venture or Partnership. Notwithstanding anything contained herein to the contrary, neither this Agreement nor the operations required hereby shall be deemed to create any joint venture, partnership or any other business enterprises between DADE and DISTRIBUTION.

         22. Assignment. Neither DADE nor DISTRIBUTION may assign this Agreement in whole or in part to any other person or entity

         23. Entire Ageement. This Agreement embodies and constitutes the entire agreement between DADE and DISTRIBUTION in regards to the Property and the Center, and all prior or

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

contemporaneous agreements, understandings, representations and statements, whether oral or written, are merged into this Agreement.

         24. Construction. This Agreement shall not be construed more strictly against one party or the other, it being recognized that both DADE and DISTRIBUTION have contributed substantially and materially in preparing this Agreement.

         25. WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY RELATING TO ANY ACTION THAT MAY ARISE OUT OF A DISPUTE HEREUNDER. THE PARTIES ACKNOWLEDGE THAT THIS PROVISION HAS BEEN EXPLAINED TO EACH OF THEM BY THEIR RESPECTIVE ATTORNEYS AND THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT FOR EACH OF THEM TO ENTER INTO THIS AGREEMENT.

         26. Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first written above.

                                                 PEERLESS DADE, INC.,
                                                 d/b/a DADE RECYCLING AND
                                                 DISPOSAL, a Florida corporation
__________________________________
Print Name:_______________________
                                                 By:_________________________________
                                                 Print Name:
__________________________________
                                                 Title:_______________________________
__________________________________
Print Name: ______________________
                                                 DISTRIBUTION MANAGEMENT
                                                 SERVICES, INC., a Florida corporation
__________________________________
Print Name: ______________________

                                                 By:_________________________________
                                                 Print Name:__________________________

___________________________________              Title:  ______________________________
Print Name:__________________________

                                   EXHIBIT "A"

         State Operating Permit           -          SW01190-98

         City of Miami                    -          Certificate of Occupancy

         City of Miami                    -          Occupational License

         County of Dade                   -          Occupational License

         Department of
         Environmental Protection         -          GMS I.D. NO. 5013PO7210
                                                     GEN. SO13-281088

                                   EXHIBIT "B"



         IT HAS BEEN DISCUSSED AND AGREED THAT THE INVESTMENT REFERRED TO IN THE AMENDED OPERATION AGREEMENT, IN PARAGRAPH 10 THEREOF, IS THE SUM OF ONE MILLION THREE HUNDRED THOUSAND ($1,300,000) DOLLARS.
         THE SUM IS TO BE ADJUSTED AT TIME OF CLOSING BY THE INTEREST PAID IN CONNECTION WITH THE FINANCING OF THE PROPERTY SINCE JANUARY 1, 1998, AND TAXES PAID THEREON.